UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2004

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park 80 East Saddle Brook, New Jersey	07663-5291
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

Attached as Exhibit 99 is a copy of a press release of Sealed Air Corporation (the “Company”), dated October 27, 2004, announcing the Company’s financial results for the third quarter of 2004.  The information included in this item, including the exhibit attached hereto, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.04                Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company today is exercising its right to redeem the entire outstanding aggregate principal amount, approximately $177.5 million, of its 8.75% senior notes due July 1, 2008.  The Company had issued the senior notes on June 26, 2001 under Rule 144A and Regulation S of the Securities Act of 1933.  The redemption will be effective on November 26, 2004, or as soon thereafter as practicable.  The redemption price will be equal to the greater of (i) 100% of the principal amount of the senior notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes from the redemption date to the maturity date thereof, discounted, in either case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as such term is defined in the indenture governing the senior notes) plus 50 basis points, plus any interest accrued but not paid to the redemption date.  The treasury rate is to be calculated by an independent investment banker three business days preceding the redemption date.  Based on the current treasury rate, the total cost of redemption would be approximately $210 million, payable on the redemption date.  The Company expects that the redemption will result in a net after-tax charge to the Company’s earnings of approximately $0.18 to $0.20 per share in the fourth quarter of 2004.  The annual interest expense on the face amount of the debt to be redeemed is approximately $15.5 million.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits

Exhibit 99               Press Release of the Company, dated October 27, 2004, announcing its financial results for the third quarter of 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ Mary A. Coventry

Name:	Mary A. Coventry
Title:	Vice President

Dated:  October 27, 2004

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of the Company, dated October 27, 2004, announcing its financial results for the third quarter of 2004.